Exhibit 5.1
Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020-1089
United States
大成 Salans FMC SNR Denton McKenna Long dentons.com

December 17, 2018

ElectroCore, Inc.

150 Allen Road, Suite 201

Basking Ridge, New Jersey 07920

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel ElectroCore, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance from time to time of 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2019 Employee Stock Purchase Plan, as amended (the “2019 Plan”) on a Registration Statement on Form S-8 being filed on the date hereof by the Company with the U.S Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement, as it may be amended, the “Registration Statement”).

We are delivering this opinion to you in accordance with your request and in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

1.	the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein;

2.	Certificate of Incorporation of the Company;

3.	Bylaws of the Company;

4.	the 2019 Plan;

5.	corporate resolutions and proceedings of the Company relating to its proposed issuance of the Shares; and

6.	such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts and having due regard for such legal considerations as we deem relevant, that the Shares, when issued and paid for in accordance with the terms of the 2019 Plan, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and to the Delaware Limited Liability Company Act, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The references and limitations to the “General Corporation Law of the State of Delaware” and the “Delaware Limited Liability Company Act” include all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020-1089
United States
dentons.com

This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned, however, we hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP

Dentons US LLP